PRICING SUPPLEMENT NO. 115                                        Rule 424(b)(3)
DATED: June 11, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes        Book Entry Notes
$25,000,000                      [x]                        [x]

Original Issue Date:             Fixed Rate Notes           Certificated Notes
June 12, 1998                    [_]                        [_]


Maturity Date:                   CUSIP#: 073928 DB 6
June 12, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
-------------            --------                -------             --------

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
---------------------------------------


Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                Minimum Interest Rate: N/A

[_]     Federal Funds Rate                   Interest Reset Date(s): *

[_]     Treasury Rate                        Interest Reset Period: Monthly

[_]     LIBOR Reuters                        Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                           Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: 5.75625%


 Index Maturity:  One Month

 Spread (plus or minus): +0.10%
-----------------------------------------


NYFS04...:\25\22625\0122\2041\SUP5298P.46E

*     The 12th of each month.

**    The 12th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.







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